Exhibit 10.31

Property Lease Agreement

[Unofficial Translation]

Lessor (hereinafter referred to as Party A)  [  ] Tianjin Binhai TEDA Investment Services Ltd.

Lessee (hereinafter referred to as Party B)  [  ] Tianjin Shengkai Industrial Technology Development Co., Ltd.

In accordance with relevant Chinese contracts laws, decrees and pertinent rules and regulations, Party A and Party B have reached an agreement about the housing rental through friendly consultation to conclude the following contract.

1.	Party A will lease to Party B the premises owned by Party A, which is located at 122 Dongting Road Room 1-325, Tianjin Development Zoneand the gross size of the leased premises is 12 square meters.
2.	The term of the lease is 12 months, which is from Aug. 17, 2011 to Aug. 16, 2011.
3.	The purpose of use of the premises is office.
	a.	Party B agrees to hang the business license and the tax registration certificate.
b.
Party A's Enterprise Services Department will provide the public services for Party B. During the leasing period, Party A will handle the enterprise alteration and annual inspection (Party B will bear the enterprise alteration and annual inspection cost).

	c.	Party A provides preferential tax agency services for Party B.
	d.	Party A will provide onsite service for Party B
	e.	Party A ensures the exclusive lease to Party B.
4.	the payment method of rental and other fees
	a.	Party B pays the rent based on the gross size of the premises. The rent is RMB 0.95/m2/day. The monthly rent is RMB 342. The annual rent is RMB 4100.
	b.	Party B pays the utility fee based on the gross size of the premises. The utility fee is RMB 0.2/m2/day. Party B pays the utility fee on the monthly base.
5.
Party B shall bear the responsibility to protect the rental premises' construction and decorations. Without the consent from Party A, Party B shall not remove or change the rental premises. If Party B found any quality problems of the premises' construction or decorations, Party B shall notify Party A in time.  Party A shall deal with the problem as soon as Party A received the notification. If the maintenance cost is generated by the quality of the premises, Party A shall bear the cost. If the damage cost is generated by Party B, Party B shall take the full responsibility according to the extent of the damage.

6.
Party B will not transfer the lease of the premises or share it without Party A's approval. If the circumstances mentioned above happened, Party A have the right to terminate the leasing agreement unilaterally. Party B shall operate the business legally. Party A has the right to ask Party B to compensate any damages generated by Party B’s illegal behaviors.

7.	If Party B wants to renew the contract, Party B shall make the request one month in advance. And we will sign a new contract.
8.
When terminating the contract according to the agreement, Party B shall go to the Bureau of Industry and Commerce and tax authorities to change its address and move all of its equipment by the agreed end date. Otherwise, Party A has the right to ask Party B to pay the rent based on the days of delay and impose a double rent fine for the delay.  After contract expired, if Party B had not renewed contract or change the address, Party A has the right to suggest Bureau of Industry and Commerce and tax authorities to make certain action.

9.
This contract will enter into force after it is sealed by both parties. After the expiration of the lease term, Party A's inspection, and the fulfillment of both parties' responsibilities, the contract will be terminated.

10.
Both parties will solve the disputes arising from execution of the contract or in connection with the contract through friendly consultation. In case the agreement cannot be reached, any party may summit the dispute to the court where the premises is located.

11.	There are 2 originals of this contract. Party A will hold 1 original, Party B will hold 1 original.

Party A: Tianjin Binhai TEDA Investment Services Ltd.

Sealed

Agent:

Party B: Tianjin Shengkai Industrial Technology Development Co., Ltd.

Sealed

Agent:

Date of Signature: September 1, 2011